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                                                                       EXHIBIT 5

                              DAVIS POLK & WARDWELL

                               1600 EL CAMINO REAL
                              MENLO PARK, CA 94025
                                  650 752 2000


                                                              September 17, 2003
AMIS Holdings, Inc.
2300 Buckskin Road
Pocatello, ID  83201

Ladies and Gentlemen:

      AMIS Holdings, Inc., a Delaware corporation (the "COMPANY"), is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") for the purpose of registering under the Securities Act of 1933, as amended (the "SECURITIES ACT") 28,750,000 shares of its common stock, par value $0.01 per share (the "SECURITIES"), which amount includes 3,750,000 shares subject to the underwriters' over-allotment option, as described in the Registration Statement.

      We have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we are of the opinion that, when the price at which the Securities to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Securities have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the Prospectus which is a part of the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement referred to above, and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement, without admitting that we are experts within the meaning of the Securities Act.


                                               Very truly yours,
                                               /s/ Davis Polk Wardwell